Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-152892 and No. 333-152890) and Form S-8 (No. 333-122326, No. 333-160367, No. 333-160008, No. 333-159325, No. 333-159324 and No. 115893) of our report dated April 8, 2011 relating to the financial statements of Assured Guaranty Corp., which appears in Exhibit 99.1 to this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP New York, New York April 8, 2011